EXHIBIT 1 to

SCHEDULE 13G/A

JOINT FILING AGREEMENT

PURSUANT TO SECTION 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G/A is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G/A shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: February 2, 2018

Real Property INTERNATIONAL Limited

By:	/s/ Ian Calderon
Ian Calderon on behalf of Cheam Directors Limited
Director

By:	/s/ Ian Felice
Ian Felice
Director

Real Property Investment (Guernsey) Limited

By:	/s/ Ian Calderon
Ian Calderon on behalf of Cheam Directors Limited
Director

By:	/s/ Ian Felice
Ian Felice
Director